Exhibit 99.1
Joint Filer Information

Name of Joint Filer:	First Light Acquisition Group, LLC

Address of Joint Filer:	c/o First Light Acquisition Group, Inc.
11110 Sunset Hills Road #2278
Reston, VA 20190

Relationship of Joint Filer to Issuer:	10% Owner
Director

Issuer Name and Ticker or Trading Symbol:	First Light Acquisition Group, Inc. [FLAG]

Date of Event Requiring Statement (Month/Day/Year):	September 9, 2021

Designated Filer:	First Light Acquisition Group, LLC

Signature:

First Light Acquisition Group, LLC

By:	/s/ William J. Weber
Name: William J. Weber
Title: Managing Member

Dated:	September 9, 2021

Joint Filer Information

(continued)

Name of Joint Filer:	FLAG Sponsor Manager LLC

Address of Joint Filer:	c/o First Light Acquisition Group, Inc.
11110 Sunset Hills Road #2278
Reston, VA 20190

Relationship of Joint Filer to Issuer:	10% Owner
Director

Issuer Name and Ticker or Trading Symbol:	First Light Acquisition Group, Inc. [FLAG]

Date of Event Requiring Statement (Month/Day/Year):	September 9, 2021

Designated Filer:	FLAG Sponsor Manager LLC

Signature:

FLAG Sponsor Manager, LLC

By:	/s/ William J. Weber
Name: William J. Weber
Title: Managing Member

Dated:	September 9, 2021

Joint Filer Information

(continued)

Name of Joint Filer:	William J. Weber

Address of Joint Filer:	c/o First Light Acquisition Group, Inc.
11110 Sunset Hills Road #2278
Reston, VA 20190

Relationship of Joint Filer to Issuer:	10% Owner
Director
Officer

Issuer Name and Ticker or Trading Symbol:	First Light Acquisition Group, Inc. [FLAG]

Date of Event Requiring Statement (Month/Day/Year):	September 9, 2021

Designated Filer:	William J. Weber

Signature:

By:	/s/ William J. Weber
Name: William J. Weber
Title: Chief Executive Officer, President, Chairman

Dated:	September 9, 2021